Exhibit 32.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of China 3C Group (the “Company”), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2007	/s/ Zhenggang Wang
Zhenggang Wang Chairman of the Board & Chief Executive Officer (Principal Executive Officer)

November 14, 2007	/s/ Weidong Huang
Weidong Huang Chief Financial Officer (Principal Financial Officer)